_________________________________________________

United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 5, 2006

Seawright Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-56848	54-1965220
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Cameron Street Alexandria, Virginia	22134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 340-1269

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 hereof is incorporated by reference in response to Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2006, the Registrant executed a Modification Agreement to the Deed of Trust Note dated June 8, 2006, by and between the Registrant, Palma Collins as Trustee and Charter House, LLC (the “Modification Agreement”).

The Modification Agreement increased the outstanding principal balance of the existing $350,000 interest-only mortgage loan (the “Loan”) by $165,000, to the aggregate principal sum of $515,000. The Loan is secured by a first lien on the Registrant’s Mt. Sidney property. All other material terms remain subject to the June 8, 2006, Deed of Trust Note.

A copy of the Modification Agreement is attached hereto as Exhibit 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWRIGHT HOLDINGS, INC.

By:	/s/ Joel P. Sens

Name: Joel P. Sens Title: Chief Executive Officer

Dated: October 11, 2006